Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into and effective for all purposes as of the 6th day of September, 2022, by and among CHP PARTNERS, LP, a Delaware limited partnership (“Borrower”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“Agent”), as agent for itself and the other lenders a party from time to time to the Credit Agreement (Agent as a lender and such other lenders herein referred to collectively as the “Lenders” and individually as a “Lender”). Unless otherwise defined herein or unless the context indicates otherwise, any word herein beginning with a capitalized letter shall have the meaning ascribed to such word in that certain Credit Agreement (as amended from time to time, the “Credit Agreement”), dated as of May 15, 2019, by and among Borrower, Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, prior to the date hereof, Borrower, Agent and the Lenders entered into the Credit Agreement whereby the Lenders agreed to make available to Borrower an unsecured term loan and revolving credit facility (the “Credit Facilities”) to finance the general corporate purposes of Borrower; and

WHEREAS, the Credit Facilities are evidenced by the Notes; and

WHEREAS, the parties have now agreed to amend certain terms and conditions under the Credit Agreement to evidence such request.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Agent, Lenders and Borrower hereby agree as follows:

ARTICLE I – AMENDMENTS

Section 1.1 Definitions. (a) Section 1.01 is hereby modified such that the following definitions set forth therein are amended and restated for all purposes as set forth below:

“Benchmark” means Daily Simple SOFR; provided that (i) on and after the Term SOFR Transition Date, the “Benchmark” will be Term SOFR, subject to Borrower’s right to request the Benchmark be “Daily Simple SOFR” so long as no Benchmark Transition Event has occurred, and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR, Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Daily Simple SOFR” means, for any day, an interest rate per annum, reset on each SOFR Business Day, equal to the greater of (a) SOFR for the day that is five (5) SOFR Business Days prior to such day, published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding SOFR Business Day, and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any day on which SOFR is to be reset, SOFR for such day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than ten (10) consecutive SOFR Business Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Interest Payment Date” means (a) as to any Base Rate Loan or, prior to the occurrence of the Term SOFR Transition Date, any SOFR Loan, the first day of each calendar month and the Maturity Date and (b) on and after the Term SOFR Transition Date, as to any SOFR Loan, the last day of each Interest Period, and the Maturity Date.

“Interest Period” means, on and after the Term SOFR Transition Date, as to any SOFR Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a SOFR Rate Loan.

(b) Section 1.01 is hereby modified such that the following definitions are added to such section:

“Adjusted Daily SOFR Rate” means the sum of (i) Daily Simple SOFR, (ii) the Index Adjustment and (iii) the Margin, adjusting daily with each change in the Daily Simple SOFR throughout the term of the Loan.

“Adjusted Term SOFR” means the sum of (i) Term SOFR for any applicable Interest Period, (ii) the Index Adjustment, and (iii) the Margin.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, including any overnight or daily tenor, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17.

“Floor” means a rate of interest equal to zero percent (0.00%).

“Index Adjustment” means one-tenth of one percent (0.10%).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.02, which shall be in such form as Agent may approve.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Recipient” means, as applicable, Agent or any Lender.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Daily Simple SOFR, then four (4) SOFR Business Days prior to (i) if the date of such setting is a SOFR Business Day, such date or (ii) if the date of such setting is not a SOFR Business Day, the SOFR Business Day immediately preceding such date and (b) if such Benchmark is not Daily Simple SOFR, then the time determined by the Lender in accordance with the Term SOFR Conforming Changes or Benchmark Replacement Conforming Changes, as applicable.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” or “SOFR Rate” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR or, after the replacement of Daily Simple SOFR for all purposes hereunder or under any Loan Document with Term SOFR pursuant to Section 2.16, Term SOFR.

“SOFR Unavailability Period” means, the period (if any) (a) beginning at the time that either (i) the SOFR Administrator permanently or indefinitely has ceased to provide SOFR or (ii) the SOFR Administrator has announced that SOFR is no longer representative and (b) ending at the time that either (i) the SOFR Administrator has resumed providing SOFR or (ii) the SOFR Administrator has announced that SOFR is representative, as applicable.

“Term SOFR” means, with respect to any SOFR Loan for any Interest Period, the greater of (a) the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Lender in its reasonable discretion in a manner substantially consistent with market practice and (b) the Floor.

“Term SOFR Conforming Changes” means, with respect to Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” or “SOFR Business Day” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of Term SOFR and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of Term SOFR exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Term SOFR Notice” means a notification from Agent to the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Date” means, in the case of a Term SOFR Transition Event, the date that is specified in the Term SOFR Notice provided by Agent to the Borrower pursuant to Section 2.17, or if no Term SOFR Notice is provided, the first Reference Time following the Term SOFR Transition Event.

“Term SOFR Transition Event” means, for any Interest Period, upon the request by Borrower and the determination by Agent in its reasonable discretion that (a) Term SOFR is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Lenders and (c) Term SOFR is recommended for use by a Relevant Governmental Body.

“Term SOFR Unavailability Period” means, the period (if any) after the Term SOFR Transition Date, (a) beginning at the time that either (i) the SOFR Administrator permanently or indefinitely has ceased to provide Term SOFR or (ii) the SOFR Administrator has announced that Term SOFR is no longer representative and (b) ending at the time that either (i) the SOFR Administrator has resumed providing Term SOFR or (ii) the SOFR Administrator has announced that Term SOFR is representative, as applicable.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 1.2 Unencumbered Pool Value. Notwithstanding anything to the contrary set forth in the definition of “Unencumbered Pool Value,” Borrower shall be permitted on a one time basis to value the 12 Seniors Housing Properties listed on Schedule I attached hereto (the “Designated Assets”) based on an as is Appraised Value for the calculation of the Unencumbered Pool Value. The applicable as is Appraised Value for these Designated Assets shall be used for calculation of the Unencumbered Pool Value through the Maturity Date.

Section 1.3 The Commitments and Credit Extensions. For purposes of Article II, any reference to “LIBOR Rate Loan” shall hereafter be replaced for all purposes with “SOFR Loan.”

Section 1.4 Unencumbered Pool. Notwithstanding anything to the contrary, Section 2.14(a)(v) of the Credit Agreement is modified such that the applicable percentage shall be 25% for TSMM Management, LLC, a South Dakota limited liability company, through the Maturity Date.

Section 1.5 Interest. Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.08. Interest.

(a) Subject to the provisions of subsection (b) below, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to either (A) the Adjusted Daily SOFR Rate, or (B) after a Term SOFR Transition Date, the Adjusted Term SOFR for the applicable Interest Period; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted Base Rate.

Section 1.6 Benchmark Replacement Settings. The following section is hereby added as Section 2.16 of the Credit Agreement.

Section 2.16 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.16, upon the occurrence of a Benchmark Transition Event, as applicable, other than a Term SOFR Transition Event, as to which Section 2.17 applies, Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at the time, not less than five Business Days after the Agent has provided notice thereof, which is provided in the applicable amendment implementing such Benchmark Replacement at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Lender has provided notice thereof to the Borrower. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.16 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. Agent will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Agent pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (other than Term SOFR, which is addressed in Section 2.17) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing utilizing the then-current Benchmark (including, if the then-current Benchmark is SOFR or Term SOFR)) of, conversion to or continuation of Loans utilizing the then-current Benchmark (including, if the then-current Benchmark is SOFR or Term SOFR) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. Any outstanding affected Loans bearing interest at the then-current Benchmark shall be converted to Base Rate Loans immediately, or after the Term SOFR Transition Date, as of the last day of any applicable Interest Period. During a Benchmark Unavailability Period, a SOFR Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark, SOFR or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f) For purposes of this Agreement, the following terms have the definitions provided below:

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” or “SOFR Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods[, the applicability of any “breakage” provisions and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication.

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.16 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.16.

Section 1.7 Term SOFR Transition. The following section is hereby added to the Credit Agreement as Section 2.17.

Section 2.17 Term SOFR Transition.

(a) Term SOFR Implementation. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below, if the Term SOFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then Term SOFR will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark setting without any amendment to, or further action or consent of any other party to, this Agreement and any other Loan Document. For the avoidance of doubt, Agent is not required to deliver a Term SOFR Notice after a Term SOFR Transition Event, and may elect or may elect not to do so, each in its sole discretion.

(b) Conforming Changes. In connection with the implementation of Term SOFR, the Lenders will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. Agent will promptly notify the Borrower of (i) the effectiveness of any Term SOFR Conforming Changes, and (ii) the removal or reinstatement of any tenor of Term SOFR. Any determination, decision or election that may be made by Agent pursuant to this Section 2.17 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this 0Section 2.17.

(d) Unavailability of Tenor of Term SOFR. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) at any time (A) any tenor for Term SOFR is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of Term SOFR has provided a public statement or publication of information announcing that any tenor for Term SOFR is or will be no longer representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for Term SOFR settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for Term SOFR or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for Term SOFR, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for Term SOFR settings at or after such time to reinstate such previously removed tenor.

(e) Term SOFR Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Term SOFR Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Term SOFR Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. During a Term SOFR Unavailability Period, or at any time that a tenor for Term SOFR is not an Available Tenor, the component of the Base Rate based upon Term SOFR will not be used in any determination of the Base Rate.

Section 1.8 TAXES, YIELD PROTECTION AND ILLEGALITY. Article III of the Credit Agreement is hereby amended, restated and replaced for all purposes as follows:

ARTICLE III INCREASED COSTS, ILLEGALITY, INABILITY TO

DETERMINE RATES AND TAXES

Section 3.01 Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Agent or any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on Agent or any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lenders;

and the result of any of the foregoing shall be to increase the cost to Agent or any Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to the Agent or any Lender, or to reduce the amount of any sum received or receivable by Agent or any Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of Agent or other Recipient, the Borrower will pay to the applicable Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate the applicable Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If Agent determines that any Change in Law affecting the Agent or any Lender or any lending office of Agent or any Lender or the holding company of Agent or any Lender, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Agent’s or any Lender’s capital or on the capital of Agent’s or any Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration the applicable Lender’s policies and the policies of the applicable Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate the applicable Lender or the applicable Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of the applicable Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the applicable Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the applicable Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the applicable Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the applicable Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.02 Illegality. If the Agent determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Daily Simple SOFR , after the Term SOFR Transition Date, Term SOFR or SOFR, or to determine or charge interest rates based upon Daily Simple SOFR after the Term SOFR Transition Date, Term SOFR or SOFR, then, upon notice thereof to the Borrower, (a) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to the SOFR or, as applicable, Term SOFR, component of Base Rate, in each case until the Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from the Agent, prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Lender without reference to the SOFR or, as applicable, Term SOFR, component of Base Rate), (A) on the Interest Payment Date therefor, if the Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Lenders may not lawfully continue to maintain such SOFR Loans or (B) on the last day of the Interest Period therefor, if the Term SOFR Transition Date and the Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Lenders may not lawfully continue to maintain such SOFR Loans and (ii) the Lenders shall during the period of such suspension compute the Base Rate without reference to the SOFR or, as applicable, Term SOFR, component thereof until it is no longer illegal for the Lender to determine or charge interest rates based upon Daily Simple SOFR or , after the Term SOFR Transition Date, Term SOFR. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to Section 3.04.

Section 3.03 Inability to Determine Rates. (a) Temporary. If Agent determines (which determination shall be conclusive and binding on the Borrower) that “Daily Simple SOFR” or, after the Term SOFR Transition Date, “Term SOFR” cannot be determined pursuant to the definition thereof other than due to a Benchmark Transition Event (or a Term SOFR Transition Event), Agent will promptly so notify the Borrower. Upon notice thereof by Agent to the Borrower, (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (the interest rate on which Base Rate Loans shall be determined by Agent without reference to the SOFR component of Base Rate) and (iii) the component of Base Rate based upon SOFR or, as applicable, Term SOFR, will not be used in any determination of Base Rate, in each case, until Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

(b) Permanent. If any Lender determines (which determination shall be conclusive and binding on the Borrower) that “Daily Simple SOFR” or, after the Term SOFR Transition Date, “Term SOFR” cannot be determined pursuant to the definition thereof as a result of a Benchmark Transition Event. Upon notice thereof by Agent to the Borrower, (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (the interest rate on which Base Rate Loans shall be determined by the Agent without reference to the SOFR component of Base Rate) and (iii) the component of Base Rate based upon SOFR or, as applicable, Term SOFR. will not be used in any determination of Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein. Unless and until the Lenders and the Borrower have amended this Agreement to provide for a Benchmark Replacement in accordance with Section [11.xx] of this Agreement, all Loans shall be Base Rate Loans.

Section 3.04 Breakage Compensation. In the event of (a) the payment of any principal of any SOFR Loan other than on the Interest Payment Date therefor or, after the Term SOFR Transition Date, the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the Interest Payment Date therefor or, after the Term SOFR Transition Date, the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the Interest Payment Date therefor or, after the Term SOFR Transition Date, the last day of an Interest Period therefor as a result of a request by the Borrower, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Agent for the benefit of the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 1.9 Representations and Warranties in Credit Agreement. Borrower hereby represents and warrants to the Lenders that: (i) as of the date hereof, to Borrower’s knowledge, no uncured Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default has occurred, and (ii) all representations and warranties made by Borrower in the Credit Agreement as of the date thereof are true and correct in all material respects as of the date hereof, as if such representations and warranties were recited herein in their entirety, except for those representations and warranties made as of a specific date.

Section 1.10 Loan Documents. The term “Loan Documents” as defined in the Credit Agreement and as used in the Credit Agreement, the other Loan Documents and herein, shall be, and hereby is, modified to include this Agreement and any and all other documents executed in connection with this Agreement. All references to the term “Loan Documents” contained in the Credit Agreement and the other Loan Documents are hereby modified and amended wherever necessary to reflect such modification of such term.

ARTICLE II—MISCELLANEOUS

Section 2.1 Conditions Precedent. On or prior to the date hereof and as conditions precedent to the agreements of the Lenders herein set forth, Borrower shall deliver to Agent (i) an original fully executed counterpart of this Agreement, and (ii) a modification fee in an amount equal to the product of (i) 0.0005% (5 basis points) times the Loan Amount for the pro rata benefit of the Lenders approving this Agreement.

Section 2.2 Acknowledgment by Borrower. Except as otherwise specified herein and by the other Loan Documents, the terms and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to the Lenders pursuant to the terms of the Notes and Loan Documents as modified hereby; and (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents.

Section 2.3 Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Agent such other and further documents and instruments evidencing, securing or pertaining to the Term Loan or the Loan Documents as shall be reasonably requested by Agent so as to evidence or effect the terms and provisions hereof. Upon Agent’s request, Borrower shall cause to be delivered to Agent evidence of the authority of Borrower, and any constituents of Borrower, to execute and deliver this Agreement, and such other matters as reasonably requested by Agent.

Section 2.4 Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties, respective heirs, representatives, successors and assigns.

Section 2.5 Nonwaiver of Events of Default. Neither this Agreement nor any other document executed in connection herewith constitutes or shall be deemed (i) a waiver of, or consent by Agent or any Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (ii) a waiver by Agent or any Lender of Borrower’s obligations under the Loan Documents, or (iii) a waiver by Agent or any Lender of any rights, offsets, claims, or other causes of action that Agent or any Lender may have against Borrower.

Section 2.6 No Defenses. Borrower, by the execution of this Agreement, hereby declares that, to its knowledge, it has no claims, set-offs, counterclaims, defenses (other than the defense of payment or performance) or other causes of action against Agent or any Lender arising out of the Term Loan, the Loan Documents or otherwise; and, to the extent that Borrower has knowledge of any such claims, setoffs, counterclaims, defenses (other than the defense of payment or performance) or other causes of action, then such items are hereby waived by Borrower.

Section 2.7 Counterparts. This Agreement may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

Section 2.8 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF OHIO.

Section 2.9 Entire Agreement. This Agreement and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof. Except as modified by this Agreement, the Credit Agreement remains otherwise unchanged. This Agreement and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES

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SCHEDULE I

List of Designated Assets

Harborchase at Plainfield

Prestige Senior Living High Desert

Prestige Senior Living Arbor Place

Woodholme Gardens

Isle at Cedar Park

Pavilion at Great Hills

The Hampton at Meadows

Cedar Lake

Legacy Ranch (Midland)

The Springs ALZ

The Shores of Lake Phalen

Waterstone on Augusta—Greenville

EXECUTED AND EFFECTIVE as of the date set forth above.

BORROWER:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, General Partner

By:	CNL Healthcare Properties, Inc., a Maryland corporation, Managing Member

By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte, Senior Vice President

Borrower’s Signature Page

to

Second Amendment to Credit Agreement

AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Henry Alonso
Henry Alonso, Senior Vice President

Agent’s Signature Page

to

Second Amendment to Credit Agreement

LENDERS:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Henry Alonso
Henry Alonso, Senior Vice President

KeyBank’s Signature Page

to

Second Amendment to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:
Jason Broady, Director

Fifth Third Bank’s Signature Page

to

Second Amendment to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Dan Moore
Name:	Danny Moore
Title:	Authorized Signatory

Capital One Bank, National Association’s Signature Page

to

Second Amendment to Credit Agreement

CADENCE BANK, N.A.

By:	/s/ Kyle Holl
Name: Kyle Holl
Title:	Vice President

Cadence Bank’s Signature Page

to

Second Amendment to Credit Agreement

COMERICA BANK

By:	/s/ Mark J. Leveille
Mark J. Leveille, Vice President

Comerica Bank’s Signature Page

to

Second Amendment to Credit Agreement

FIRST HORIZON BANK

By:	/s/ Demetrio Papatriantafyllou
Demetrio Papatriantafyllou,
Vice President-Corporate Lending

First Horizon Bank’s Signature Page

to

Second Amendment to Credit Agreement

SYNOVUS BANK

By:	/s/ Robert Haly
Name: Robert Haly
Title: Corporate Officer

Synovus Bank’s Signature Page

to

Second Amendment to Credit Agreement

BANKUNITED, N.A.

By:	/s/ Raul Llanes
Name: Raul Llanes
Title: SVP Head of Institutional Specialites

BankUnited’s Signature Page

to

Second Amendment to Credit Agreement

EASTERN BANK

By:	/s/ Jared H. Ward
Name: Jared H. Ward
Title: Senior Vice President

Eastern Bank’s Signature Page

to

Second Amendment to Credit Agreement

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Alexander Borsoi
Name: Alexander Borsoi
Title: Vice President

City National Bank’s Signature Page

to

Second Amendment to Credit Agreement

UNITED COMMUNITY BANK d/b/a SEASIDE NATIONAL BANK AND TRUST

By:	/s/ Larry Campbell
Name: Larry Campbell
Title: Client Advisor

Seaside National Bank’s Signature Page

to

Second Amendment to Credit Agreement

TRUIST BANK, successor by merger to SunTrust Bank

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

Truist Bank’s Signature Page

to

Second Amendment to Credit Agreement